Exhibit 99.4


                                  Confidential
                          [Letterhead of First Union]






                               September 11, 1996



Mr. Mike Daley
Chief Financial Officer
ACC Corp.
400 West Avenue
Rochester, New York 14611

Dear Mike:

          This letter is the Fee Letter referred to in our commitment letter, dated the date hereof (the "Commitment Letter"), pursuant to which First Union National Bank of North Carolina ("First Union"), as a lender and as Administrative Agent for itself and a group of other lenders, has committed to provide a $100,000,000 credit facility (the "Facility") to ACC Corp. ("ACC" or the "Company") and various subsidiaries and First Union Capital Markets Corp. ("FUCMC") has agreed to act as Syndication Agent for the Facility, subject to the terms and conditions set forth in the Commitment Letter and attached Term Sheet. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Commitment Letter and attached Term Sheet.

          To induce First Union and FUCMC to execute and deliver the Commitment Letter to the Company and to provide the Facility contemplated therein, ACC agrees to pay to First Union the following fees:

Fees:

          1. Structuring Fee - $250,000 payable upon the acceptance of the Commitment Letter.

          2. Underwriting Fee - $750,000 payable at closing of the Facility.

          2. Administrative Agency Fee - $60,000 per annum payable at closing and each anniversary thereafter.

ACC Corp.
Page 2                                            Confidential


               Each of the above fees shall be fully earned upon payment and shall not be refundable or rebatable by reason of repayment of the Facility, acceleration upon event of default under the Facility, or any other circumstance, and shall survive any termination of the Facility.

               First Union and FUCMC reserve the right to allocate, in whole or in part, to FUCMC any fees payable to First Union in such a manner as First Union and FUCMC agree.

               If you are in agreement with the foregoing, please have both copies of this letter signed and return an executed copy to First Union on or prior to 5:00 p.m. on September 12, 1996.

                                        Sincerely,


                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA


                                        By:    /s/ Jim Redman
                                           ---------------------------
                                        Title:     SVP
                                              ------------------------


                                        FIRST UNION CAPITAL MARKETS
                                        CORP.


                                        By:    /s/ Herbert Althouse
                                           ---------------------------
                                        Title:   Managing Director
                                              ------------------------

AGREED TO AND ACCEPTED THIS
12th DAY OF September, 1996.

ACC Corp., on behalf of itself and its Subsidiaries

By:   /s/ Michael R. Daley
   ---------------------------
Title:   EVP & CFO
      ------------------------

                                Confidential

                         [Letterhead of First Union]




September 11, 1996


Mr. Mike Daley
Chief Financial Officer
ACC Corp.
400 West Avenue
Rochester, New York   14611

Dear Mike:

We are pleased to confirm that First Union National Bank of North Carolina ("First Union") has approved a $100,000,000 commitment to a $100,000,000 credit facility (the "Facility") to ACC Corp. and various of its subsidiaries (the "Company"), subject to the terms and conditions set forth below and in the summary of terms and conditions (the "Term Sheet") and the fee letter dated the date hereof (the "Fee Letter"), each of which is attached hereto. The Facility shall be evidenced by an amendment and restatement of your existing Facility.

First Union's obligation to provide the Facility pursuant to this Commitment is subject to (i) the acceptance of this Commitment on or prior to September 12, 1996 as provided below, (ii) the completion of a definitive credit agreement and related documentation in form and substance satisfactory to First Union, (iii) compliance with all applicable laws and regulations, and (iv) satisfactory completion by First Union of its legal and business due diligence and all other conditions described herein, in the Term Sheet and in the Fee Letter. This Commitment will terminate on October 30, 1996, if the closing of the Facility has not occurred on or prior to that date, or at any time prior to closing if any event occurs that First Union believes has, or First Union is supplied with or discovers information not previously disclosed to it that First Union believes has, or may have, a material adverse effect on the business, financial condition or prospects of the Company or any of its direct or indirect subsidiaries taken as a whole.

It is agreed that First Union Capital Markets Corporation ("FUCMC") may syndicate the Facility and First Union will act as the sole administrative agent for any other lenders thereunder. First Union will also perform all functions and exercise all authority (including without limitation selecting counsel for the lenders and negotiating definitive credit documentation) customarily performed and exercised by First Union in its capacity as agent. It is also agreed that FUCMC will manage all aspects of the syndication, including without limitation making decisions as to the selection and number of institutions to be approached and when they will be approached, when commitments will be accepted, which institutions will participate, the allocations of commitments among syndicate lenders and the amount and distribution of fees payable to syndicate lenders. As part of this process, FUCMC will consult with the Company regarding the selection and number of institutions to be approached.

The Company also agrees to actively assist FUCMC in promptly completing a syndication that is satisfactory to FUCMC and the Company, and in connection therewith will provide FUCMC upon reasonable request with all information deemed appropriate by FUCMC. ACC agrees to make the appropriate officers of the various companies available for bank meetings at such times and places as FUCMC shall reasonably request. The Company's assistance will also include using its diligent efforts to ensure that FUCMC's syndication efforts benefit materially from the lending and other banking relationships of the Company and its subsidiaries. This will be accomplished by a variety of means, including direct contact during the syndication between senior management of the Company and the proposed syndicate lenders.

In connection with any such syndication, the Company acknowledges that First Union may allocate a portion of the fees payable under the Fee Letter to such other lenders. It is agreed, however, that no lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Facility.

ACC represents and warrants that (a) all information which has been or is hereafter made available to First Union or FUCMC by its authorized representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain, as of the time such information was or is available, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made and (b) all financial projections that have been or are hereafter prepared by you and made available to First Union or FUCMC or any other participants in the Facility have been or will be prepared in good faith based upon assumptions you believe or will believe to be reasonable. You agree to supplement the information and projections referred to in clauses (a) and (b) of this paragraph from time to time until completion of the syndication so the representation and warranty in the preceding sentence remains correct. In arranging and syndicating the Facility, FUCMC will be using and relying on such information and projections without independent verification thereof.

The Company agrees to reimburse First Union and FUCMC for all of their out-of-pocket expenses (including reasonable attorneys' fees and expenses and syndication expenses) incurred in connection with all of the transactions described herein, whether or not the Facility is closed or any credit is extended thereunder. The Company also agrees to indemnify and hold harmless First Union and its affiliates (including FUCMC) and the Lenders their respective directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, suits, losses, claims, damages and liabilities of any kind or nature, joint or several, to which such Indemnified Parties may become subject, related to or arising out of any of the transactions contemplated herein, including without limitation the execution of definitive credit documentation and the closing of the Facility and any acquisition or other transaction in connection with which the Company uses the proceeds of any of the Facility, and will reimburse the Indemnified Parties for all out-of-pocket expenses (including reasonable attorneys' fees and expenses) on demand as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom; provided, that no Indemnified Party shall have any right to indemnification for any of the foregoing to the extent determined by a final judgment to have resulted from its own gross negligence or willful misconduct. This Commitment is addressed solely to the Company, and neither First Union nor FUCMC, on the one hand, nor the Company, on the other hand, shall be liable to the other or any other person for any consequential damages that may be alleged as a result of this Commitment or any of the transactions referred to herein. In the event that the closing of the Facility fails to occur for any reason, the provisions of this paragraph shall survive any termination of this Commitment.

The Company is not authorized to show or circulate this Commitment, the Term Sheet or the Fee Letter to any other person or entity (other than its directors, officers, independent accountants, and legal counsel in connection with its evaluation thereof, provided that each of such persons shall also be bound by the confidentiality provisions hereof, and except as required by law or applicable judicial process) until such time as it has accepted this Commitment in writing as provided below. Without in any way limiting the foregoing, in the event that the Company shows or circulates the terms of this Commitment, the Term Sheet or the Fee Letter prior to its acceptance as provided below, the Company shall be deemed to have accepted the Commitment and the attached Fee Letter.

First Union and FUCMC shall have the right to require that the Loan Documents include, in addition to the provisions outlined in the Term Sheet, provisions considered appropriate thereby for this type of lending transaction, as well as provisions that such entities may deem appropriate after they are afforded the opportunity to conduct and complete, to their satisfaction, their business, tax and legal review of the Borrowers and the proposed transaction as First Union and FUCMC may, in their sole and individual discretion, deem appropriate.

If the Company is in agreement with the foregoing, please sign both copies of this Commitment and the Fee Letter attached hereto and return an executed copy to First Union by no later than 5:00 p.m. on September 12, 1996.

Sincerely,

FIRST UNION CAPITAL                FIRST UNION NATIONAL BANK OF
MARKETS CORP                       NORTH CAROLINA


By: /s/ Herbert Althouse           By: /s/ Jim Redman
   --------------------------         ----------------------------

Title: Managing Director           Title: SVP
      -----------------------            -------------------------








AGREED TO AND ACCEPTED THIS
12th DAY OF September, 1996.

ACC Corp., on behalf of itself and its subsidiaries


By: /s/ Michael R. Daley
   ------------------------------

Title: EVP & CFO
      ---------------------------

                               ACC CORP.
                         AMENDED AND RESTATED TERM SHEET
                           SEPTEMBER 11, 1996

BORROWERS:            ACC Corp. ("ACC"), ACC Long Distance Corp. ("ACC
                      U.S."), ACC TelEnterprises Ltd. ("ACC Canada"), ACC
                      Long Distance UK Ltd. ("ACC U.K."), ACC National
                      Telecom Corp. ("ACC LEC"), and all present and future Material direct or indirect subsidiaries of ACC (collectively, the "Borrowers"). A Material subsidiary is defined as a subsidiary with assets in excess of $1.0 million.

FACILITY:             $100,000,000 five-year and one day senior secured
                      reducing revolving credit facility with (i) up to $8,000,000 sublimit for standby letters of credit and (ii) a $3,000,000 Swing Line with the Administrative Agent, each available to the Borrowers and denominated in U.S. dollars, collectively (the "Facility"). In no event shall the Facility outstandings, including the Swing Line and standby letters of credit outstandings, exceed the available commitment. The Facility provides for Canadian Dollar and United Kingdom Sterling borrowings for ACC Canada and ACC UK respectively.
                      The Facility will include sublimits in the home currency not to exceed the U.S. Dollar equivalent for each Borrower and its subsidiaries as follows:

                      ACC or ACC U.S.                  $100,000,000
                       (less outstandings on foreign and LEC sublimits)
                      ACC Canada                         30,000,000
                      ACC UK                             20,000,000
                      ACC LEC                            15,000,000

                      Each Borrower may borrow directly in its home currency in an amount equivalent to the U.S. dollar sublimits set above. Borrowings under the foreign facilities will be marked to market no less frequently than at each interest maturity date. The sublimits were set based on current operations and may be revised upon written request from the Borrowers subject to written consent from the Required Banks.

                      Intercompany loans and investments from ACC and/or ACC U.S. in its foreign subsidiaries will be capped at the levels described in the Negative Covenants section of this term sheet.

MANAGING AGENTS:      First Union National Bank of North Carolina ("First
                      Union")  and Fleet Bank ("Fleet")

ADMINISTRATIVE AGENT: First Union

SYNDICATION AGENT:    First Union Capital Markets Corporation ("FUCMC")

DOCUMENTATION AGENT:  Fleet Bank ("Fleet")

LENDERS: The Adminstrative Agent and a group of financial institutions (collectively, the "Lenders") arranged by First Union, satisfactory to the Borrowers.

LETTER OF CREDIT
ISSUER:               First Union

REQUIRED BANKS:       Lenders holding 66 2/3% of the commitments.

PURPOSE: To pay closing costs related to this financing, to finance acquisitions, capital expenditures and permitted investments, to provide working capital and for general corporate purposes.

FINAL MATURITY:       Five years and one day subsequent to closing.

AMORTIZATION:         The Facility availability will be reduced in
                      quarterly increments, commencing nine quarters
                      after closing (the "Termination Date") according to
                      the following schedule:
                                                             Per Quarter
                      Quarters 1-8                                 0.00%
                      Quarters 9-16                                8.00%
                      Quarters 17-20                               9.00%

                      Reductions will be made each December 31, March 31, June 30 and September 30. Each sublimit will be reduced prorata on reduction dates.

SECURITY:             The Borrowers' obligations under the Facility shall
                      be secured by a first priority security interest in
                      a) all tangible and intangible assets of the Borrowers and their present and future subsidiaries as reasonably determined by the Adminstrative
                      Agent, b) the stock pledges described below; and c) other reasonable security requirements deemed appropriate by the Administrative Agent and its counsel. Security interests in assets of ACC
                      Canada, ACC U.K. and other foreign subsidiaries will not be available in connection with payment defaults by U.S. borrowers. The Facility shall also contain a limitation on additional indebtedness and a negative pledge on the assets of the Borrowers except as agreed to in writing by the Required
                      Banks and as excepted in the Other Indebtedness and Guarantee provisions below. The Facility shall also contain a restriction on other negative pledges.

GUARANTEES
AND PLEDGE:           ACC will unconditionally guarantee the Loans and
                      all other obligations of the other Borrowers under the Facility. The Facility will also be secured with a pledge of a first priority security interest in a) 100% of the voting stock of ACC U.S.; b)
                      66.6% of the voting stock of ACC Canada; c) 66.6% of the voting stock of ACC U.K.; d) a negative pledge against the remaining voting stock of ACC
                      U.K. and ACC Canada except as described in the Joint Ventures provisions; and e) 100% of the voting stock of ACC LEC and all other U.S. Material subsidiaries and 66.6% (other than with respect to Redemption Newco) of any foreign Material direct subsidiaries (subject to the same negative pledge described above).

ACC CANADA
SHARE REPURCHASE:     ACC Canada (or  a wholly-owned Subsidiary of ACC)
                      intends to make a tender offer for and redeem in accordance with applicable law 100% (or such lesser amount as may be tendered by the applicable holders) of the publicly issued shares of common stock of ACC Telenterprises (such transaction, the "Redemption"). Such Redemption shall be permitted; provided that (a) the aggregate purchase price of such shares which are so redeemed shall not exceed $40,000,000 (or the Canadian dollar equivalent thereof), (b) such Redemption shall be completed by March 31, 1997, (c) to the extent that the Redemption is accomplished through a wholly-owned Subsidiary of ACC ("Redemption Newco") , (i) such Subsidiary shall become a Borrower and 100% of its assets shall be pledged to the Lenders to secure the Canadian dollar tranche of the Facility,
                      (ii) if such Subsidiary is a Canadian entity, 100% of the stock of the entity shall be pledged to the Lenders to secure the Canadian dollar tranche of the Facility and (iii) if such entity is a U.S.
                      entity, 100% of the stock of the entity shall be pledged to the Lenders to secure the U.S. dollar tranche of the Facility. Redemption Newco shall be a single purpose entity incorporated solely to complete the Redemption and shall not be permitted to conduct any other business or incur any other debt without prior written Required Banks approval.

COMMITMENT
FEE: 0.500% per annum on the unused portion of the Facility, payable quarterly in arrears. The unused commitment fee declines to 0.375% if Debt/EBITDA is less than or equal to 2.50:1 for the prior quarter. The unused commitment fee declines to 0.250% if Debt/EBITDA is less than or equal to 2.00:1 for the prior quarter.

INTEREST RATES:       Base and LIBOR rates as determined by the
                      Administrative Agent. Interest margin will be based on the Leverage Ratio calculated as follows:

                      Total Debt/                 LIBOR                  Base
                      EDITDA                     Margin                Margin
                      > 3.0:1                    2.000%                0.500%
                      > 2.5:1 and <= 3.0:1       1.625%                0.125%
                      > 2.0:1 and <= 2.5:1       1.375%                0.000%
                      < 2.0:1                    1.000%                0.000%

                      EBITDA means Operating Cash Flow as defined below. The Base Rate shall mean the greater of the Prime Rate announced by the Administrative Agent or the overnight Federal Funds rate plus 0.50%. The Base Rate will only be available on advances denominated in U.S. dollars. LIBOR means the Administrative Agent's reserve adjusted London Interbank Offered Rates for the applicable currency.

                      LIBOR interest is to be calculated on a 360-day basis, while Base Rate interest and Commitment Fees shall be calculated on a 365-day basis. Base Rate interest and Commitment Fees shall be payable quarterly in arrears beginning September 30, 1996. LIBOR interest shall be payable every three months and at maturity. LIBOR will be available for one, two, three and six month periods.

                      Borrower may draw under the Facility with three business days notice for LIBOR loans and with one day notice for Base Rate loans. Advances shall be in minimum amounts of $3,000,000 and $1,500,000 for LIBOR and Base Rate loans, respectively. The Swing Line will have daily availability in $100,000 increments.

                      All borrowings in Canadian and U.K. currencies require three business days notice.

                      The applicable margin will increase by 2.0% upon the occurrence and during the continuation of an Event of Default.

                      The agreement will include standard protective provisions for such matters as increased costs, capital adequacy, LIBOR rate indemnification (i.e. prepayment or non-borrowing), illegality/un-availability of LIBOR rates, currency fluctuations, withholding taxes, and judgement currency.

MANDATORY
PREPAYMENTS:          The Facility shall be permanently reduced by a)
                      100% of the net proceeds from any sale or disposition of assets (other than in the ordinary course of business or as permitted in the Negative
                      Covenant provisions) or sale of an ownership interest of any other Material subsidiary and b)
                      100% of any proceeds of insurance in excess of $250,000 not reinvested within 180 days of receipt.

                      100% of the proceeds of any debt or equity issuances must be used to repay the Facility, but will not be deemed permanent reductions in the Facility. However to the extent the Leverage Ratio exceeds 3.0x, the portion of the proceeds necessary to reduce the Leverage Ratio to 3.0x will be deemed a permanent facility reduction.

                      Mandatory repayments will be required in connection with foreign currency fluctuations which cause the borrowings of the foreign subsidiaries to exceed their sublimits which are measured in U.S. dollars and marked to market no less frequently than at each interest maturity date.

                      All mandatory prepayments are applied to Facility availability in the inverse order of maturity and reduce all sublimits ratably rounded to the nearest $1,000,000 (unless otherwise agreed upon in writing).

OPTIONAL
PREPAYMENTS:          The Borrowers may voluntarily prepay the
                      outstandings under the Facility at any time without penalty; provided, that any LIBOR breakage costs will be paid by the Borrowers. In addition, the Borrowers agree to pay the Lenders' costs incurred with respect to any foreign exchange breakage costs incurred as a result of optional prepayments. All optional prepayments are applied in the inverse order of maturity.

CONDITIONS PRECEDENT
TO CLOSING:           The closing of the Facility will be subject to
                      conditions precedent reasonably deemed appropriate by the Administrative Agent, including but not limited to:

                      1. No material adverse change shall have occurred in the condition (financial or otherwise), operations, properties, business, or prospects of the Borrowers and their subsidiaries taken as a whole.

                      2.   Proforma compliance with covenants.

                      3.   Absence of material litigation.

                      4.   Receipt of corporate and regulatory
                      authorizations.

                      5. Completion of loan documentation on terms acceptable to the Administrative Agent, its counsel, the Lenders, and the Borrowers. The applicable loan documents executed in connection with the July 21, 1995 credit facility (the "Existing Facility") shall be amended and restated pursuant to the terms hereof.

                      6.   Legal opinions satisfactory to the
                      Adminstrative Agent including with respect to all security, both domestic and foreign regulatory opinions.

                      7. Satisfactory resolution of contingent interest under existing facility

                      8. Satisfactory completion of remaining due diligence items

REPRESENTATIONS &
WARRANTIES:           Those customarily found in the Administrative
                      Agent's credit agreements for similar financings and any additional representations and warranties reasonably deemed appropriate by the Administrative
                      Agent and the Lenders in the context of the proposed transaction.

FINANCIAL NOTICES &
REPORTS: ACC Corp. and its subsidiaries will furnish, or cause to be furnished, to each Lender and the Adminstrative Agent: (i) quarterly, unaudited, consolidated and consolidating financial statements of ACC within 45 days of the end of each fiscal quarter, (ii) annual, audited consolidated and unaudited consolidating statements of ACC within 120 days of the end of each fiscal year, with consolidated results prepared in accordance with Generally Accepted Accounting Principles in the United States, (iii) certificates of compliance with financial covenants (with appropriate calculations and computations), as well as certificates of no default, accompanying each quarterly financial statement and certified by an Authorized Signatory (CFO or VP Finance will be included as authorized signatories), and (iv) an annual business plan of each of the Borrowers no later than 30 days prior to the beginning of each fiscal year, including balance sheets, income statements and cash flow statements, all presented on a quarterly basis.









FINANCIAL COVENANTS:  The credit agreement shall include, without limitation, the following covenants:

                      1. Leverage Ratio - At all times, the ratio of Total Debt to Operating Cash Flow will be equal to or less than:

                      For the Period                       Maximum Ratio
                      Closing  - 03/31/97                         3.50:1
                      04/01/97- 09/30/97                          3.00:1
                      10/01/97 -03/31/98                          2.50:1
                      04/01/98 - thereafter                       2.00:1

                      "Total Debt" is defined as all indebtedness for borrowed money, including capitalized leases, net exposure payable under hedging agreements, deferred purchase price of property or services, guarantees of indebtedness and letters of credit. Debt or capital leases recorded on the books of an ACC subsidiary and also guaranteed by ACC in the calculation will be included only one time.
                      As described elsewhere in the term sheet, capital leases, guarantees, certain tax free borrowings (related to non-profit institutions), and other indebtedness are limited to $25.0 million in aggregate.

                      "Operating Cash Flow" is defined as
                      consolidated pretax income plus interest
                      expense, depreciation, amortization, and other non-cash charges minus interest income, capitalized software costs and any extraordinary gains. The Operating Cash Flow definition will include or exclude as appropriate, acquisitions and subsidiary divestitures as if such acquisition or divestiture occurred on the first day of such
                      applicable  period.   Operating Cash Flow will
                      be calculated using the trailing two fiscal quarters multiplied by two until 9/30/97. Operating cash flow will be calculated on a trailing four fiscal quarters basis beginning 10/01/97.

                      2. Minimum Fixed Charge Coverage Ratio - At all times subsequent to 12/31/96, the Fixed Charge Coverage Ratio will not be less than 1.15:1.
                      For 1996, consolidated capital expenditures will be limited to $26,400,000. Up to $40,000,000 related to the Redemption will not be included for purposes of this calculation.

                      "Fixed Charge Coverage Ratio" is defined as the ratio of Operating Cash Flow divided by Fixed Charges.

                      "Fixed Charges" means scheduled principal and interest payments plus capital expenditures, cash taxes and cash dividends for the trailing two quarters multiplied by two until 9/30/97. Fixed charges will be calculated on a trailing four quarters basis beginning 10/1/97. Acquisitions allowed under the Facility are excluded from capital expenditures.

                      3. Minimum Debt Service Coverage Ratio -At all times, the Debt Service Coverage Ratio will not be less than 2.5:1

                      "Debt Service Coverage Ratio" is defined as
                      Operating Cash Flow divided by pro forma principal and interest payments for the succeeding four fiscal quarters.

                      4. Net Worth Minimum - At all times Net Worth will not be less than $85 million, plus net proceeds from any equity offering plus 50% of Net Income, minus treasury stock impact if any of the Redemption. The amount will be adjusted upward by the amount transferred from Redeemable Preferred Stock to Common Stock in conjunction with the Fleet Redeemable
                      Preferred conversion process. Net Worth means common stock, plus additional paid in capital, plus retained earnings, plus cumulative translation adjustment, less treasury stock.

INTEREST RATE
PROTECTION:           Within three months of closing, with respect to 50%
                      of the Facility outstandings, the Borrowers will purchase or enter into interest rate protection arrangements customary for lending transactions of this type and mutually satisfactory to the Administrative Agent and the Borrowers. The
                      Administrative Agent expects that the minimum tenor would be for two years and the maximum rate selected will be approximately two percentage points above current market rates. No interest rate protection is required as long as Facility outstandings are less than $30,000,000.

CURRENCY RATE
PROTECTION:           The Borrowers will maintain at all times currency
                      hedging arrangements reasonably satisfactory to the Administrative Agent.

AFFIRMATIVE COVENANTS:Standard covenants for a facility of this size, type, and purpose including, but not limited to, maintenance of corporate existence, payment of taxes, maintenance of insurance, payment of obligations as they come due, maintenance of property; observance of legal requirements, maintenance of material licenses and authorizations, compliance with environmental laws, and reasonable inspection of books and records.

NEGATIVE COVENANTS:   Standard covenants for a facility of this size,
                      type, and purpose including, but not limited to, the following:

                      1. Liens: Prohibited except for statutory liens and specified existing liens and agreed upon purchase money security interests;

                      2. Other Indebtedness: Standard language to permit loans under the Facility, subordinated indebtedness utilized to repay the Facility on terms and conditions acceptable to the Required Banks and consistent with the Mandatory prepayments requirements;
                      capitalized leases, guarantees, certain tax free borrowings (related to non-profit institutions) and other indebtedness not to exceed $25.0 million in aggregate.

                      3.   Guarantees:  Prohibited except for (i)
                      contingent obligations in an aggregate amount to be determined to secure customer service contracts in the ordinary course of business,
                      (ii) contingent obligations in respect of network agreements and network facilities incurred in the ordinary course of business;
                      (iii) guarantees executed in favor of the Administrative Agent for the benefit of the Lenders; (iv) other guarantees, all together with capital leases and other indebtedness not to exceed $25.0 million in aggregate as described above.

                      4. Mergers: Limited to mergers of wholly owned subsidiaries and mergers of permitted acquired companies.

                      5. Joint Ventures: ACC U.K. may enter into joint ventures with other parties to the extent that ACC Corp.'s ownership interest in ACC U.K.
                      does not decline below 80% without written approval from the Required Banks. ACC may enter into other new joint ventures it does not have a controlling interest in as long as its investment in these ventures does not exceed $5.0 million in any individual entity or $15.0 million in aggregate over the life of the Facility without prior Required Bank approval. If ACC has a controlling interest in the joint venture, meaning greater than a 66.6% ownership interest ("Controlled
                      Ventures"), then Controlled  Venture
                      investments are subject to the limitations described under Acquisitions below.

                      6.   Subsidiaries: ACC will not permit its
                      subsidiaries to permit to exist or enter into agreements which would impair or limit their ability to pay dividends to ACC unless approved in writing by the Required Banks.

                      7.   Licenses: No termination by ACC or its
                      subsidiaries of FCC, foreign, and other
                      licenses, franchise agreements and other material contracts if, in the reasonable opinion of Required Banks, such termination would have a material adverse effect.

                      8. Acquisitions: Investments in the form of acquisitions of all or substantially all of the business or line of business of any other person or investments will be permitted if each such acquisition or investment meets all of the following requirements: (i) the Person to be acquired or invested in shall be a provider of long distance telephone service or other business reasonably related to the provision of long distance telephone or telecommunications business, (ii) ACC, the Borrowers, or a wholly owned subsidiary shall be the surviving entity and no change of control shall be effected thereby, (iii) the Borrowers shall have demonstrated pro forma compliance with each affirmative, negative and financial covenant prior to the consummation of the acquisition or investment and no default shall exist or be created thereby,
                      (iv) a description of the acquisition or investment and a copy of the related purchase agreement or investment agreement shall have been delivered to the Managing Agents at least 15 business days prior to the consummation of the acquisition or investment, (v) if such acquisition or investment causes the aggregate fair market value of the consideration in connection with all such acquisitions or investments during the immediately preceding four fiscal quarters to exceed $25,000,000, the Required Lenders shall have consented to such acquisition or investment, and (vi) the person acquired or invested in (if a subsidiary) shall have become a Borrower of the Facility concurrent with the consummation of the acquisition or investment.

                      9. Investments: Financial investments in or loans/advances to other entities (including, but not limited to corporations, partnerships, or joint ventures) will be limited to (i) investments in the form of acquisitions permitted above, (ii) investments in Joint Ventures permitted in paragraph 5 above, (iii) investments in cash and cash equivalents, (iv) investments and advances existing as of the closing date, and (v) advances in the ordinary course of business to other wholly owned subsidiaries or Controlled Ventures not to
                      exceed $500,000.   Intercompany loans from ACC
                      shall not exceed the following levels:

                      Intercompany
                      Borrowing Entity                     Amount
                      ACC Canada                        $30,000,000
                      ACC U.K.                          $25,000,000
                      ACC LEC                           $15,000,000

                      ACC Canada, ACC U.K. and ACC LEC will be allowed to maintain the above levels of intercompany borrowings and borrow the incremental facilities ($30.0 million, $20.0 and $15.0 million respectively) as described elsewhere in this term sheet. The intercompany loans will be evidenced by promissory notes in form and substance acceptable to the Lenders, which notes shall be pledged to the Lenders and subordinated to the Facility. An intercompany loan will be permitted from ACC Corp to Redemption Newco to complete the Redemption in an amount not to exceed $40,000,000.

                      10. Dividends/Stock Repurchase: The Borrowers may not repurchase shares, pay dividends (except to ACC Corp and the existing preferred stock dividends) or make distributions, without prior written bank approval by the Required
                      Banks, except for the Redemption described above. In addition, up to $2,000,000 in officer and employee owned ACC Corp stock may be repurchased in any calendar year as long as the Borrowers can demonstrate proforma compliance with all covenants before and after the share repurchase.

                      11. Asset Sales: Limited to sale of assets that generate less than 10% of the Operating Cash Flow for the trailing four quarters so long as no default is existing or would be created thereby. Asset Sales representing more than 10% of Operating Cash Flow shall require Required Banks Approval.

EVENTS OF DEFAULT:    Usual and customary for similar financings,
                      including but not limited to (i) failure to pay principal (no grace period) or interest and fees
                      (within 5 business days) when due, (ii) default in the observance of any affirmative or negative covenant not cured within specified periods, (iii) inaccurate or false representations and warranties, and (iv) other usual defaults (as determined by the Administrative Agent) with respect to ACC and its subsidiaries, including cross defaults, insolvency, bankruptcy, change of control, ERISA termination, loss of material licenses or franchises, and judgement defaults in excess of $1,000,000.

ASSIGNMENTS AND
PARTICIPATIONS:       The Lenders are permitted to assign their
                      commitments in minimum amounts of at least
                      $10,000,000. Participations are permitted with voting rights limited to change in the size of the Facility, amortization, interest rates, release of a material portion of collateral and maturity.
                      Assignments will be subject to the Borrowers' and the Administrative Agents' consent, which shall not be unreasonably withheld. Assignments will be subject to a $2,500 fee payable by the Lender to the Administrative Agent.

ADDITIONAL PROVISIONS:Such warranties, additional covenants, events of default, and other terms and conditions as the Administrative Agent customarily requires in similar transactions.

GOVERNING LAW:        North Carolina
 .

EXPENSES:             The Administrative and Documentation Agents
                      reasonable attorney's fees, including overseas counsel, and syndication expenses incurred will be reimbursed by ACC, whether or not the transaction contemplated is completed. The due diligence costs incurred subsequent to the signing of this term sheet will also be reimbursed by ACC.